Exhibit 2.1

THIRD AMENDMENT TO

BUSINESS COMBINATION AGREEMENT

February 5, 2024

This Third Amendment to Business Combination Agreement, dated as of February 5, 2024 (this “Amendment”) further amends that certain Business Combination Agreement, dated March 3, 2023 (the “BCA”), by and among Kernel Group Holdings, Inc., a Cayman Islands exempted company (“Kernel”), AIRO Group, Inc., a Delaware corporation (“ParentCo”), Kernel Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of ParentCo (“Kernel Merger Sub”), AIRO Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of ParentCo (“AIRO Merger Sub”), VKSS Capital, LLC, a Delaware limited liability company (the “ParentCo Representative”) and also in the capacity as Kernel’s Sponsor (“Sponsor”), Dr. Chirinjeev Kathuria, in the capacity as the representative for the company stockholders (the “Seller Representative”), and AIRO Group Holdings, Inc., a Delaware corporation (“AIRO Group Holdings” or the “Company”). ParentCo, Kernel, Kernel Merger Sub, AIRO Merger Sub, ParentCo Representative, the Seller Representative and the Company are collectively referred to as the “Parties” and each a “Party.” Capitalized terms used but not defined elsewhere herein have the meanings assigned to them in the BCA.

WHEREAS, the Parties entered into the BCA on March 3, 2023, and subsequently amended the BCA pursuant to the First Amendment to Business Combination Agreement dated August 29, 2023, and the Second Amendment to Business Combination Agreement, dated January 16, 2024; and

WHEREAS, the Parties wish to further amend the BCA, as set forth herein.

NOW, THEREFORE, pursuant to Section 10.9 of the BCA, the Parties hereby agree as follows:

1. Section 7.1(g) of the BCA is hereby deleted in its entirety.

2. Effect of this Amendment. Except as otherwise set forth in this Amendment, the provisions, representations, warranties, covenants and conditions of the BCA shall remain unchanged by the terms of this Amendment, and shall remain in full force and effect in accordance with their respective terms, and are hereby ratified, approved and confirmed in all respects. In the event of any conflict or inconsistency between the terms of this Amendment and the terms of the BCA, the terms of this Amendment shall control. From and after the date of this Amendment, all references to the BCA or Agreement (whether in the BCA or this Amendment) shall refer to the BCA as amended by this Amendment.

3. Miscellaneous Provisions. The parties hereto hereby agree that the provisions and obligations set forth in Article X of the BCA shall apply, mutatis mutandis, to this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on their behalf by their duly authorized officers, this 5th day of February, 2024.

Kernel:
KERNEL GROUP HOLDINGS, INC.

By	/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu
Title:	Chief Executive Officer

Kernel Merger Sub:
KERNEL MERGER SUB, INC.

By	/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu
Title:	President

AIRO Merger Sub:
AIRO MERGER SUB, INC.

By	/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu
Title:	President

ParentCo:
AIRO GROUP, INC.

By	/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu
Title:	President

Company:
AIRO GROUP HOLDINGS, INC.

By	/s/ Joseph Burns
Name:	Joseph Burns
Title:	Chief Executive Officer

ParentCo Representative/Sponsor:
VKSS CAPITAL, LLC:

By	/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu
Title:	Managing Member

Seller Representative:
DR. CHIRINJEEV KATHURIA

By	/s/ Dr. Chirinjeev Kathuria
Name:	Dr. Chirinjeev Kathuria, solely in the capacity as the Seller Representative hereunder

2